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                                                            EXHIBIT NO. 99.9(b)

                      MFS GOVERNMENT LIMITED MATURITY FUND
              500 Boylston Street o Boston o Massachusetts o 02116
                                (617) o 954-5000


                                                          January 1, 1997


MFS Service Center, Inc.
500 Boylston Street
Boston, MA 02116

Dear Sir/Madam:

This will confirm our understanding that Exhibit B to the Shareholder Servicing Agent Agreement between us, dated August 1, 1985, as amended, is hereby amended, effective immediately, to read in its entirety as set forth on Attachment 1 hereto.

Please indicate your acceptance of the foregoing by signing below.

                                            Sincerely,

                                            MFS GOVERNMENT LIMITED MATURITY FUND


                                            By:   W. THOMAS LONDON
                                                  --------------------------
                                                  W. Thomas London
                                                  Treasurer

Accepted and Agreed:

MFS SERVICE CENTER, INC.


By:   JOSEPH W. DELLO RUSSO
      --------------------------
      Joseph W. Dello Russo
      Treasurer
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                                                                ATTACHMENT 1
                                                                January 1, 1997

                          EXHIBIT B TO THE SHAREHOLDER
                        SERVICING AGENT AGREEMENT BETWEEN
                        MFS SERVICE CENTER, INC. ("MFSC")
              AND MFS GOVERNMENT LIMITED MATURITY FUND (the "Fund")

The fees to be paid by the Fund on behalf of its series with respect to all shares of each series of the Fund to MFSC, for MFSC's services as shareholder servicing agent, shall be 0.13% of the average daily net assets of the Fund.